Termination of Engagement Agreement

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to accommodate the mutual requests and desires of Mayday, Inc., a California corporation ("Mayday"), and Gum Tech International, Inc., a Utah corporation (the "Company"), Mayday and the Company hereby agree as follows:

     1. Termination of Engagement Agreement. Mayday and the Company do hereby voluntarily and mutually elect to cancel and terminate, effective January 1, 1997, Mayday's engagement pursuant to that certain Engagement Agreement, dated February 1,. 1996 (the "Engagement Agreement"). From and after the date hereof, Mayday is discharged and released from all of its duties and obligations under the Engagement Agreement.

     2. Release. In consideration of the mutual promises herein contained:

          2.1 The Company, on behalf of itself and its successors, assigns, subsidiaries, affiliates, shareholders, directors, officers, representatives, and agents (collectively, the "Company Group"), hereby releases and discharges Mayday, its successors, assigns, subsidiaries, affiliates, shareholders, directors, officers, representatives, agents and all others claiming by or through or associated in any respect with any of the foregoing (collectively, the "Mayday Group") from any claim, cause or right of action of any kind, type or nature, known or unknown, accrued or yet to accrue, which the Company Group may possess, acquire, or otherwise have or obtain against any or all of the Mayday Group arising out of or related to the Engagement Agreement and Mayday's engagement thereunder or cancellation of the same and the parties' dealing with respect to any and all of the foregoing.

          2.2 The Mayday Group does hereby release and discharge the Company Group from any claim, cause or right of action of any kind, type or nature, known or unknown, accrued or yet to accrue, which the Mayday Group may possess, acquire, or otherwise have or obtain against any or all of the Company Group arising out of or related to the Engagement Agreement and Mayday's engagement thereunder or cancellation of the same and the parties' dealing with respect to any and all of the foregoing.

          2.3 Notwithstanding any provision of this Agreement to the contrary, all claims of a party hereto against the other party arising from breach of or a default under any term or provision of this Termination of Engagement Agreement (this "Agreement") are expressly reserved and they are not subject to the mutual release provided for in this Section 2.

     3. Indemnification. Mayday hereby agrees to indemnity and hold the Company Group harmless from and against any and all liability of any nature whatsoever, including, without limitation, attorneys' fees, that the Company or any member of the Company Group may incur or suffer as a result of or arising out of or in connection with Mayday's: (a) performance of its obligations under the Engagement Agreement or (b) the promotion of the Company in it's capacity as an agent of the Company.

     4. Miscellaneous Provisions.

          4.1 This Agreement contains the entire agreement and understanding by and between the Company and Mayday with respect to the termination of the parties' relationship with respect to the Company and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect.

          4.2 No change or modification of this Agreement shall be valid or binding unless it is in writing and signed by the parties intended to be bound.

          4.3 No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the parties against whom the waiver is sought to be enforced. No valid waiver of any provision of this Agreement at any time shall be deemed a waiver of any other provision of this Agreement at such time or any other time.

          4.4 This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise by the laws of the State Arizona, without giving effect to its choice of law principles.

          4.5 In the event that any one or more provisions of this Agreement shall for any reason be held to be unenforceable in any respect under applicable laws, such unenforceability shall not affect any other provisions of this Agreement, but, with respect only to that jurisdiction holding the provision to be unenforceable, this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.

          4.6 The losing party shall pay all attorneys' fees arid costs incurred by the prevailing party in any proceeding to enforce the provisions of this Agreement, whether the same are incurred in preparation for or in pursuit of litigation, or both, all as equitably determined by the applicable court.

          4.7 This Amendment may be executed in any number of counterparts and each such executed counterpart shall constitute one and the same instrument. The parties agree that signatures received via facsimile transmission shall in all respects be deemed to be original signatures.

In witness whereof; this Agreement has been executed by the Company and Mayday.

Gum Tech International, Inc.,                Mayday, Inc.,
a Utah corporation                           a California corporation

By: /s/ Gerald Kern                           By: /s/ Roy Kaplan
   -----------------------                    ----------------------------------
    Gerald Kern, President                    Roy Kaplan, President

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